THIS DOCUMENT IS A CONFIRMING ELECTRONIC COPY OF THE FORM S-8 REGISTRATION STATEMENT FILED IN PAPER ON DECEMBER 28, 1995.


 As filed with the Securities and Exchange Commission on December 28, 1995
                       Registration No. 33-


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM S-8
                      REGISTRATION STATEMENT
                              Under
                    The Securities Act of 1933


                           ONCOR, INC.
      (Exact name of registrant as specified in its charter)

             MARYLAND                                 52-1310084
   (State or other jurisdiction            (IRS Employer Identification No.)
 of incorporation or organization)

                        209 PERRY PARKWAY
                   GAITHERSBURG, MARYLAND 20877
       (Address of principal executive offices) (Zip Code)


                      1992 STOCK OPTION PLAN
                     (Full title of the Plan)


                          JOHN L. COKER
           VICE PRESIDENT, FINANCE AND ADMINISTRATION,
         CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER
                           ONCOR, INC.
                        209 PERRY PARKWAY
                   GAITHERSBURG, MARYLAND 20877
             (Name and address of agent for service)
                          (301) 963-3500
  (Telephone number, including area code, of agent for service)


                 CALCULATION OF REGISTRATION FEE


                                                                   Proposed               Proposed
            Title of                                                Maximum               Maximum
           Securities                        Amount                Offering              Aggregate           Amount of
              to be                          to be                   Price               Offering          Registration
           Registered                     Registered(1)           per Share(2)           Price(2)               Fee

Options to Purchase Common Stock         500,000                  N/A                    N/A                N/A

Common Stock, $0.01 par value            500,000 shares           $4.83438               $2,421,900         $835.15


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1992 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Oncor, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Oncor, Inc. on December 19, 1995, as reported on the Nasdaq National Market.


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

          Oncor, Inc. (the "Registrant")  hereby  incorporates by
reference   into  this   Registration   Statement  the  following
documents  previously  filed  with the  Securities  and  Exchange
Commission (the "SEC"):

                  a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the SEC on March 31, 1995;

                  b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, filed with the
                           SEC on May 15,  1995,  August 14, 1995
                           and  November  14, 1995  respectively;
                           and

                  c) The Registrant's Registration No. 00-16177 on Form 8-A filed with the SEC on August 31, 1987 pursuant to
                           Section 12 of the Securities  Exchange
                           Act of 1934,  as  amended  (the  "1934
                           Act"), in which there is described the
                           terms,     rights    and    provisions
                           applicable    to   the    Registrant's
                           outstanding Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

                  Not applicable.

Item 5.   Interests of Named Experts and Counsel

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers

                  Article 11 of the Registrant's Articles of Incorporation, as amended, and Section 5.01 of the Registrant's Bylaws, as amended, provide that the Registrant shall, to the full extent permitted by law, indemnify all Registrant's directors, officers, employees, or agents. Section 2-418 of the Maryland General Corporation Law (the "Section") permits indemnification of directors, officers, employees and agents of a corporation under certain conditions and subject to certain limitations. The Section provides generally that such persons may be indemnified unless they engage in a material act or omission in bad faith or that is the result of active and deliberate dishonesty; they actually receive an improper personal benefit in money, property or services; or, in the case of a criminal proceeding, they have reasonable cause to believe that the act or omission is unlawful. Provision is made for reimbursement of reasonable expenses so long as it is finally determined that the standards of conduct have been met.

Item 7.  Exemption from Registration Claimed

                  Not Applicable.


Item 8.  Exhibits


Exhibit Number        Exhibit

    4                 Instruments  Defining  the  Rights of  Stockholders.  Reference  is made to the  Registrant's
                      Registration   Statement  No.  00-16177  on  Form  8-A  which  is   incorporated   herein  by
                      reference pursuant to Item 3(c) of this Registration Statement.

    5                 Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1              Consent of Independent Accountants - Arthur Andersen LLP.
    23.2              Consent of Brobeck, Phleger & Harrison is contained in Exhibit 5.
    24                Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
    99.1              1992 Stock Option Plan.
    99.2              Form of Notice of Grant of Stock Option.
    99.3              Form of Stock Option Agreement.
    99.4              Form of Notice of Grant of Non-Employee Director Automatic Stock Option.
    99.5              Form of Non-Employee Director Automatic Stock Option Agreement.



Item 9.  Undertakings
                      A.     The  undersigned  Registrant  hereby
undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act") (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1992 Stock Option Plan.

                      B.     The  undersigned  Registrant  hereby
undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      C.     Insofar   as   indemnification   for
liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

                      Pursuant   to   the  requirements  of   the
Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on this 26th day of December, 1995.


                           ONCOR, INC.


                           By:   /s/ Stephen Turner

                                Stephen Turner
                                Chairman of the Board of Directors
                                and Chief Executive Officer



                        POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of Oncor, Inc., a Maryland corporation, do hereby constitute and appoint Stephen Turner and John L. Coker, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the  requirements of the Securities
Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                Title                                Date




/s/ Stephen Turner       Chairman of the Board of Directors   December 26, 1995
----------------------   and Chief Executive Officer
Stephen Turner

                         (Principal Executive Officer)
Signature                Title                               Date




/s/ John L. Coker        Vice President - Finance and       December 26, 1995
----------------------   Administration, Secretary,
John L. Coker            Treasurer and Chief Financial
                         Officer (Principal Financial and
                         Accounting Officer)




/s/ Philip S. Schein, M.D.            Director      December 26, 1995
-----------------------------------
Philip S. Schein, M.D.




/s/ Timothy J. Triche, M.D., Ph.D.    Director       December 26, 1995
-----------------------------------
Timothy J. Triche, M.D., Ph.D.




/s/ William H. Taylor II, Ph.D.       Director       December 26, 1995
-----------------------------------
William H. Taylor II, Ph.D.




/s/ George W. Scherer                 Director       December 26, 1995
-----------------------------------
George W. Scherer

                SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.



                             EXHIBITS

                                TO

                             FORM S-8

                              UNDER

                      SECURITIES ACT OF 1933


                           ONCOR, INC.

                          EXHIBIT INDEX



        Exhibit                                                                               Sequentially Numbered
        Number        Exhibit
                                                                                              Page
         4            Instruments Defining the Rights of Stockholders.  Reference is made to the Registrant's Registration Statement No. 00-16177 on Form 8-A which is incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

         5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
        23.1          Consent of Independent Accountants - Arthur Andersen LLP.
        23.2          Consent of Brobeck, Phleger & Harrison is contained in Exhibit 5.
        24            Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
        99.1          1992 Stock Option Plan.
        99.2          Form of Notice of Grant of Stock Option.
        99.3          Form of Stock Option Agreement.
        99.4          Form of Notice of Grant of Non-Employee Director Automatic Stock Option.
        99.5          Form of Non-Employee Director Automatic Stock Option Agreement.


                            EXHIBIT 4

 Instruments Defining the Rights of Stockholders. Reference is made to the Registrant's Registration Statement No. 00-16177 on Form 8-A which is incorporate herein by reference pursuant to Item 3(c) of this
                     Registration Statement.